Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 14, 2007, except for Note 14, as to which the date is October 25, 2007, relating to the financial statements and financial statement schedule of 3PAR Inc., which appears in 3PAR Inc.’s prospectus dated November 15, 2007, filed pursuant to Rule 424(b).

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 26, 2007